Exhibit 99.2
NetREIT
INTRODUCTION TO PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
As previously reported, on August 21, 2009, NetREIT (who we sometimes refer to as “we”, “our” or the “Company”) acquired Sparky’s Thousand Palms Self-Storage (F/K/A Monterey Palms Self-Storage) (“Thousand Palms”), a self-storage facility located in Thousand Palms, California (the “Property”). The purchase price for the Property was $6.2 million. The Company paid the purchase price through a cash payment of $1.5 million which was applied to closing costs and fees and to an existing loan secured by the Property, and assumed a nonrecourse, variable interest rate, Promissory Note, secured by the Property, with a principal balance after the closing of $4.7 million.
As of the date we acquired Thousand Palms, it was approximately 2 years old and 47 percent occupied under month-to-month leases or leases under terms of less than a year.
The accompanying unaudited pro forma consolidated balance sheet as of June 30, 2009 has been prepared to give effect to the acquisition of Thousand Palms as if this real property had been acquired on June 30, 2009.
The accompanying unaudited pro forma consolidated statements of operations combine the historical statements of operations of NetREIT and the historical statements of operations of Thousand Palms for the six months ended June 30, 2009 and the year ended December 31, 2008, giving effect to the acquisition as if it had been completed on January 1, 2008.
You should read this information in conjunction with:
The accompanying notes to the unaudited pro forma consolidated financial statements;
The separate audited historical financial statements of NetREIT for the years ended December 31, 2008 and 2007 included in its Annual Report on Form 10-K/A filed by the Company on July 29, 2009.
The separate unaudited historical financial statements of NetREIT as of June 30, 2009 and for the three and six months ended June 30, 2009 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.
The separate historical statements of revenues and direct expenses of the acquired property for the six months ended June 30, 2009 (unaudited) and the year ended December 31, 2008 which are included elsewhere herein.
We are presenting the unaudited pro forma financial information for informational purposes only. The pro forma information is not necessarily indicative of what our financial position or results of operations actually would have been had we completed the acquisition on January 1, 2008. In addition, the unaudited pro forma financial information does not purport to project the future financial position or operating results of the Company.

NetREIT
Pro Forma Consolidated Balance Sheet (Unaudited)
June 30, 2009

				Pro Forma Combined
	NetREIT	Thousand Palms		Total
ASSETS
Real estate assets, net	$53,672,762	$6,200,000	(1)	$59,872,762
Lease intangibles, net	858,691			858,691
Land purchase option	1,370,000			1,370,000
Investments in real estate ventures	17,125,060			17,125,060
Mortgages receivable and interest	920,216			920,216
Cash and cash equivalents	695,335	(1,459,897	)(1)	1,935,438
		2,700,000	(2)
Restricted cash	162,935			162,935
Deposits held by bankrupt institutions	520,000			520,000
Tenant receivables, net	146,263			146,263
Due from related party	18,473			18,473
Other assets, net	3,662,576			3,662,576

TOTAL ASSETS	$79,152,311	$7,440,103		$86,592,414

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$21,473,918	$4,695,617	(1)	$26,169,535
Accounts payable and accrued liabilities	1,400,406	44,486	(1)	1,444,892
Dividends payable	547,802			547,802
Tenant security deposits	266,615			266,615

Total liabilities	23,688,741	4,740,103		28,428,844

Stockholders’ equity:
Undesignated preferred stock, no par value, shares authorized: 8,995,000, no shares issued and outstanding at June 30, 2009	—			—
Series A preferred stock, no par value, shares authorized: 5,000, no shares issued and outstanding at June 30, 2009	—			—
Convertible Series AA preferred stock, no par value, $25 liquidating preference, shares authorized: 1,000,000; 50,200 shares issued and outstanding at June 30, 2009; liquidating value of $1,255,000	1,028,916			1,028,916
Common stock Series A, no par value, shares authorized: 100,000,000; 8,017,924 shares issued and outstanding at June 30, 2009	66,920,346	2,700,000	(2)	69,620,346
Common stock Series B, no par value, shares authorized: 1,000, no shares issued and outstanding at June 30, 2009	—			—
Additional paid-in capital	433,204			433,204
Dividends paid in excess of accumulated earnings	(12,918,896)			(12,918,896)

Total stockholders’ equity	55,463,570	2,700,000		58,163,570

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$79,152,311	$7,440,103		$86,592,414

See notes to unaudited pro forma consolidated financial statements.

NetREIT
Pro Forma Consolidated Statement of Operations (Unaudited)
For the Six Months Ended June 30, 2009

					Pro Forma Combined
	NetREIT	Thousand Palms	Adjustments		Total

Rental income	$2,551,510	$171,782			$2,723,292

Costs and expenses:
Interest	451,179		129,130	(3)	580,309
Rental operating costs	1,195,888	86,057			1,281,945
General and administrative	1,069,462	78,392			1,147,854
Depreciation and amortization	1,007,184		95,897	(4)	1,103,081

Total costs and expenses	3,723,713	164,449	225,027		4,113,189

Other income (expense):
Interest income	51,588				51,588
Equity in earnings of real estate ventures	(56,104)				(56,104)

Total other (expense)	(4,516)	—	—		(4,516)

Net income (loss)	(1,176,719)	7,333	(225,027)		(1,394,413)

Preferred stock dividends	(43,925)	—	—		(43,925)

Net loss attributable to common stockholders	$(1,220,644)	$7,333	$(225,027)		$(1,438,338)

Loss per common share	($0.17)				($0.19)

Weighted average number of common shares outstanding - basic and diluted	7,302,795		285,805	(5)	7,588,600

See notes to unaudited pro forma consolidated financial statements.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
NOTE 1 — BASIS OF PRESENTATION
As explained in the Introduction to Pro Forma Consolidated Financial Statements (unaudited), on August 21, 2009, the Company completed its previously announced acquisition of Sparky’s Thousand Palms Self-Storage.
The purchase price of $6.2 million was in accordance with accounting principles generally accepted in the United States of America, allocated as follows:

Land	$620,000
Building and other	5,530,000
Tenant relationships	50,000

$6,200,000

The purchase price allocation is preliminary and could be subject to change.
The pro forma adjustments to record the purchase of Thousand Palms reflected in the accompanying unaudited pro forma consolidated balance sheet are explained in Note 2.
NOTE 2 —ADJUSTMENTS TO PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED) AS OF JUNE 30, 2009 AND THE PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND FOR THE YEAR ENDED DECEMBER 31, 2008
ADJUSTMENT 1.
Purchase of Thousand Palms through the payment of $1.5 million in cash and the assumption of an existing mortgage note payable with a balance after closing of the transaction of $4.7 million.
ADJUSTMENT 2.
The cash utilized to acquire Thousand Palms was partially funded from cash on hand as of June 30, 2009 and from common stock proceeds raised subsequent to June 30, 2009 through the date of acquisition. This adjustment reflects the additional equity, net of offering costs, raised to the date of close of the acquisition on August 21, 2009 and the portion of cash on hand at June 30, 2009 utilized to close the acquisition.
ADJUSTMENT 3.
Interest costs assumed to have been incurred on the $4.7 million mortgage note payable in connection with the purchase from the first day of the period presented. The interest rate used was 5.50% based on the rate in effect as of the close of the transaction, or August 21, 2009.
ADJUSTMENT 4.
Depreciation and amortization as if the acquisition had been completed from the first day of the period presented. Depreciation is recorded on a straight-line basis over 1 year for tenant relationships and 39 years for building and other.
ADJUSTMENT 5.
The pro forma weighted average shares outstanding were computed based on the weighted average number of shares outstanding during the period adjusted to give effect to the shares assumed to be issued (see Note 2 above) had the acquisition been completed on January 1, 2008.